Exhibit 10.1

working capital loan AGREEMENT

THIS WORKING CAPITAL LOAN AGREEMENT (this “Agreement”), dated as of August 11, 2023, is made and entered into by and between Vector Acquisition Corporation II, a Cayman Islands exempted company (the “Company”), and Vector Acquisition Partners II, L.P., a Cayman Islands exempted partnership (the “Sponsor”) (together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company completed an initial public offering (the “Offering”) pursuant to which it issued 45,000,000 shares, par value $0.0001 per share (the “Class A Shares”) of the Company;

WHEREAS, the Company and the Sponsor previously entered into the initial Working Capital Loan Agreement, dated as of March 18, 2022, pursuant to which the Company issued a promissory note to the Sponsor in an amount up to a maximum of $300,000;

WHEREAS, the Company and the Sponsor previously entered into the second Working Capital Loan Agreement, dated as of March 23, 2023, pursuant to which the Company issued a promissory note to the Sponsor in an amount up to a maximum of $500,000;

WHEREAS, the Company’s shareholders approved an extension of the date by which the Company has to consummate a Business Combination (as defined below) to March 12, 2024 or such earlier date as is determined by the Company’s board of directors to be in the best interests of the Company; and

WHEREAS, the Sponsor desires to enter into this Agreement in order to provide working capital to the Company prior to completion of any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company with one or more businesses (the “Business Combination”).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. (a) From time to time, as may be requested by the Company, the Sponsor agrees to advance to the Company from time to time (collectively, the “Advances”), up to a maximum of $300,000 in the aggregate, in each instance pursuant to the terms of the form of promissory note attached as Exhibit A hereto (the “Note”), as may be necessary to fund the Company’s working capital expenses prior to completion of any potential Business Combination.

(b) The Sponsor represents to the Company that it is capable of making such Advances to satisfy their respective obligations under clause (a) of this Section 1.

(c) Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to, and any distribution of or from the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s Offering are deposited (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes a Business Combination, the Maker shall promptly repay the principal balance of this Note out of the proceeds released to the Maker from the Trust Account.

2. This Agreement, together with the Note, constitutes the entire agreement and understanding of the Parties hereto in respect of the advancement of expenses contemplated herein and supersedes all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way thereto or to the transactions contemplated hereby in connection therewith. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Parties hereto.

3. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other Party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns including, in the case of the Company, any successor thereto as a result of the completion of a Business Combination.

4. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such Party or such other address or fax number as may be designated in writing by such Party and (iii) by electronic mail, to the electronic mail address most recently provided to such Party or such other electronic mail address as may be designated in writing by such Party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail. Such notice, statement or demand shall be addressed as follows.

If to the Company:

Vector Acquisition Corporation II
One Market Street

Steuart Tower, 23rd Floor
San Francisco, CA 94105
Attn: David Baylor

If to the Sponsor:

Vector Acquisition Partners II, L.P.

One Market Street

Steuart Tower, 23rd Floor
San Francisco, CA 94105
Attn: David Baylor

5. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

VECTOR ACQUISITION CORPORATION II

By:	/s/ David Baylor
Name:	David Baylor
Title:	Chief Financial Officer

VECTOR ACQUISITION PARTNERS, L.P.

By:	/s/ David Baylor
Name:	David Baylor
Title:	Director

[Signature Page]

Exhibit A

Promissory Note

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Dated as of August 11, 2023

Principal Amount: $300,000

(as set forth on the Schedule of Borrowings attached hereto)

New York, New York

Pursuant to that certain Working Capital Loan Agreement (the “Agreement”), dated as of August 11, 2023 by and among Vector Acquisition Corporation II, a Cayman Islands exempted company (the “Maker”), and Vector Acquisition Partners, L.P., a Cayman Islands exempted limited partnership (“Sponsor”), the Maker promises to pay to the order of the Sponsor, or its registered assigns or successors in interest (the “Payee”), the principal sum of Three Hundred Thousand U.S. Dollars ($300,000) (as set forth on the Schedule of Borrowings attached hereto) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Certain terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

This Note, together with that certain Promissory Note, dated as of the date hereof, between the Maker and the Sponsor, are collectively referred to as the “Working Capital Promissory Notes”.

1. Principal. The principal balance of this Note shall be payable by the Maker on the date on which Maker consummates its Business Combination (the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and the Payee agree that Maker may request up to Three Hundred Thousand Dollars ($300,000) to fund Maker’s working capital expenses prior to completion of any potential Business Combination. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon written request from Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000) unless agreed upon by Maker and the Payee. The Payee shall fund each Drawdown Request no later than one (1) business day after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under the Working Capital Promissory Notes is Three Hundred Thousand Dollars ($300,000).

4.  Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or 5(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other Party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become Parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such Party or such other address or fax number as may be designated in writing by such Party and (iii) by electronic mail, to the electronic mail address most recently provided to such Party or such other electronic mail address as may be designated in writing by such Party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to, and any distribution of or from the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s Offering are deposited (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes a Business Combination, the Maker shall promptly repay the principal balance of this Note out of the proceeds released to the Maker from the Trust Account.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any Party hereto (by operation of law or otherwise) without the prior written consent of the other Party hereto and any attempted assignment without the required consent shall be void.

15. Conversion.

(a) At the Payee’s option, at any time prior to payment in full of the principal balance of this Note, the Payee may elect to convert all or any portion of the outstanding principal amount of this Note into that number of shares (the “Conversion Shares”) equal to: (i) the portion of the principal amount of the Note being converted pursuant to this Section 15, divided by (ii) $10.00, rounded up to the nearest whole number; provided, however, that the principal amount of any Working Capital Promissory Notes converted shall not exceed in the aggregate $300,000. Each Conversion Share shall have the same terms and conditions as the private placement shares issued by the Maker to the Payee pursuant to a private placement, as described in Maker’s Registration Statement on Form S-1 (333-253171). The Conversion Shares and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in that certain Registration and Shareholder Rights Agreement, dated as of March 9, 2021, among the Company, the Payees and the other parties thereto.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Shares, (iii) Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall deliver to Payee the Conversion Shares, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable state and federal securities laws.

(c) The Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Shares upon conversion of this Note pursuant hereto; provided, however, that the Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(d) The Conversion Shares shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

VECTOR ACQUISITION CORPORATION II

By:
Name:	David Baylor
Title:	Chief Financial Officer

VECTOR ACQUISITION PARTNERS II, L.P.

By:
Name:	David Baylor
Title:	Director

[Signature Page]

SCHEDULE OF BORROWINGS

The following increases or decreases in this Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Note	Amount of Increase in Principal Amount of this Note	Principal Amount of this Note Following Such Decrease or Increase

[Schedule of Borrowings]